UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 31, 2006


                          JACK HENRY & ASSOCIATES, INC.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its Charter)

          Delaware                     0-14112                 43-1128385
 ----------------------------  ------------------------   -------------------
 (State or Other Jurisdiction  (Commission File Number)      (IRS Employer
      of Incorporation)                                   Identification No.)


                663 Highway 60, P.O. Box 807, Monett, MO 65708
             ---------------------------------------------------
             (Address of principal executive offices) (zip code)

     Registrant's telephone number, including area code:   (417) 235-6652


        (Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities
     Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
     Act (17 CFR 240.14a.-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01  Entry Into a Material Definitive Agreement

      At a special meeting of the Board of Directors of Jack Henry & Associates, Inc. (the "Company") on August 31, 2006, the Board approved bonus plans for its executive officers and general managers for the current fiscal year and increased certain meeting fees to be paid to its non-employee directors.

      The 2007 Executive Bonus  Plan,  a copy of  which is attached hereto as
 Exhibit 10.25 and incorporated by reference into this Item 1.01, establishes a bonus plan for the Chief Executive Officer, the President and the Chief Financial Officer of the Company. Under the plan, bonuses will be paid to an executive officer following the end of the current fiscal year (July 1, 2006 - June 30, 2007) if earnings per share growth targets are achieved by the Company. No bonus is payable to any officer under the plan unless earnings per share growth of at least 14% is achieved. At earnings per share growth of 14%, a bonus of 7.5% of base salary will be payable. If earnings per share increase by 15%, then a bonus of 20% of base salary will be payable. Increases in earnings per share above 15% will be rewarded with additional bonus, up to a maximum of 45% of base salary if earnings per share increase 20% or more.

      The 2007 General Manager Bonus Plan, a copy of which is attached hereto as Exhibit 10.26 and incorporated by reference into this Item 1.01, establishes a bonus plan for the General Managers, General Counsel, Corporate Secretary, and Controller of the Company. This plan is identical in terms to the bonus plan for the executives and, as in the 2007 Executive Bonus Plan, no bonus is payable to any individual unless a minimum increase in earnings per share of 14% is achieved. Half of such bonus is payable if the earnings per share growth goal is met and the other half may be paid upon attainment of individual objectives established by the individual's direct supervisor.

      Both of these bonus plans reflect the common purpose of rewarding performance that achieves the Company's continuing core business objective of year-over-year growth in net income and earnings per share.

      The Board of Directors also increased the fees payable to the Company's independent directors for attending in-person Board meetings to $2,500, an increase of $1,000 per meeting. The fee for attending in-person meetings of the Audit Committee was increased to $1,500, an increase of $700 per meeting. The fee for attending telephonic meetings of the Audit Committee was increased to $1,000, an increase of $400 per meeting. The fee for attendance at Compensation and Governance Committee meetings was increased $200 to $600 per meeting. To compensate for the additional time spent on committee matters, the chairmen of the Audit, Compensation and Governance Committees of the Board will be paid a premium of 50% for each committee meeting that they chair.


 Item 9.01  Financial Statements and Exhibits.

      (d)   Exhibits

            10.25  2007 Executive Bonus Plan

            10.26  2007 General Manager Bonus Plan



                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          JACK HENRY & ASSOCIATES, INC.
                          (Registrant)

 Date: September 5, 2006  By:  /s/ Kevin D. Williams
                          -------------------------
                          Kevin D. Williams
                          Chief Financial Officer